SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2005

PFSWEB, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-28275 (Commission File Number)	75-2837058 (I.R.S. Employer Identification Number)

500 NORTH CENTRAL EXPRESSWAY, PLANO, TX 75074
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (972) 881-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
SIGNATURE

Item 8.01 Other Events

The Company furnishes the following information:

Management to Present at Needham Growth Conference
PFSweb, Inc. will present at the Seventh Annual Needham Growth Conference at the New York Palace Hotel, Jan. 11-14. PFSweb will present at 11:30 a.m. Eastern time on Wednesday, Jan. 12.

During the conference presentation, the Company will reiterate that it expects the financial results for the December 2004 and March 2005 quarters to be significantly improved versus the comparable periods in the prior year. The Company’s growth focus is its service fee business segment. During calendar year 2004, the Company was successful in signing many new contracts, with aggregate, estimated annual service fee revenue (when fully implemented) of greater than $20 million. Due to the time required to fully implement these new contract relationships, the Company recognized only a portion of this annual amount during 2004.

As a result of these new relationships and in anticipation of further new contracts, the Company is targeting an accelerating growth rate for its service fee business segment of 25% to 35% in calendar year 2005 and calendar year 2006.

The Company expects to make further investments to support its growth plans. Additionally, it expects an increase in SG&A expenses for calendar year 2005 due to increased professional fees applicable to the Sarbanes-Oxley Act. The Company also currently expects to generate positive cash flow from operating activities and is targeting to reach sustainable profitability during calendar year 2005.

Financial Statement Presentation
In the future, the Company expects to classify amounts outstanding under inventory financing arrangements with IBM Credit as a component of accounts payable. Historically, the Company has reported these amounts as short-term debt. As of September 30, 2004, the amounts outstanding under such arrangements with IBM Credit that the Company classified as short-term debt were $32.7 million.

The Company’s billings for reimbursement of out-of-pocket expenses, such as travel, and certain third-party vendor expenses such as shipping and handling costs and telecommunication charges are included in gross service fee revenue. Historically, the related reimbursable costs were reflected as pass-through charges and reduced total gross service fee revenue in computing net service fee revenue. In the future, the Company will classify the related reimbursable costs as a component of cost of service fee revenue or a separate expense line item. The amount of reimbursable costs was $9.3 million for the nine months ended September 30, 2004. The impact of this reclassification will be to increase total revenues and total costs of revenues or expenses. The profit earned on service fee revenues will remain unchanged.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PFSweb, Inc.
Dated: January 12, 2005	By:	/s/ Thomas J. Madden
Thomas J. Madden
Executive Vice President, Chief Financial and Accounting Officer

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